AMENDMENT NO. 6
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT
     This Amendment dated as of December 1, 2011, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Equity Funds (Invesco Equity Funds), a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to remove the following series portfolios: Invesco Large Cap Basic Value Fund and Invesco Large Cap Growth Fund;
     NOW, THEREFORE, the parties agree that;
1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE
SERVICES AGREEMENT OF
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Portfolios	Effective Date of Agreement
Invesco Capital Development Fund	July 1, 2006
Invesco Charter Fund	July 1, 2006
Invesco Constellation Fund	July 1, 2006
Invesco Disciplined Equity Fund	July 14, 2009
Invesco Diversified Dividend Fund	July 1, 2006
Invesco Summit Fund	April 30, 2008
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)